DATA
                                     ----

PART A -- THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:  [John Doe]

ANNUITANT:  [Annuitant is same as Owner for IRA [John Doe]

JOINT OWNERS:  [Mary Doe] [Available only for NQ Certificates}

DECEASED OWNER OF ORIGINAL IRA (ROTH IRA): [Applies only to Inherited IRA (Roth IRA) Certificates]

DATE OF DEATH OF ORIGINAL IRA OWNER (ROTH IRA): [Applies only to Inherited IRA (Roth IRA) Certificates]

CERTIFICATE NUMBER:  [XXXX]

ENDORSEMENTS ATTACHED:
(Market Segment Endorsements)
                 [Endorsement Applicable to IRA Certificates; or
                 Endorsement Applicable to Roth IRA Certificates; or
                 Endorsement Applicable to Non-Qualified Certificates; or Endorsement Applicable to Non-Qualified Certificates with Joint Owners; or
                 Endorsement Applicable to Inherited IRA Certificates Endorsement Applicable to Inherited Roth IRA Certificates]

ISSUE DATE:  [January 1, 2008]

CONTRACT DATE:  [January 1, 2008]

ANNUITY COMMENCEMENT DATE: (NOT APPLICABLE TO INHERITED IRA OR INHERITED ROTH
IRA)

     The maximum maturity age is age [95] -- see Section 7.03.
     The Annuity Commencement Date may not be prior to thirteen months from the Contract Date, but no later than the Processing Date which follows the Annuitant's [95th] birthday.

(THE FOLLOWING WILL APPEAR WHEN AN IRA CERTIFICATE IS ISSUED:)

[The maximum maturity age is [95] --see Section 7.03. However, if you choose a date later than age 70 1/2, you must withdraw at least the annual Required Minimum Distribution amount required].

(APPLIES ONLY TO INHERITED IRA AND INHERITED ROTH IRA CERTIFICATES)

BCO DISTRIBUTION COMMENCEMENT DATE: [December 5, 2007]

BENEFICIARY:  [Jane Doe]


                                                                     Data Page 1

PART B - THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE:
------

Investment Options available and your allocation percentage (until changed) is also shown:
   Investment Options*                                  Allocation Percentage**
   -------------------                                  -----------------------
o  [AXA Aggressive Allocation                                   10%
o  AXA Conservative Allocation                                  10%
o  AXA Conservative-Plus Allocation                              0%
o  AXA Moderate Allocation                                       0%
o  AXA Moderate-Plus Allocation                                  0%
o  EQ/AllianceBernstein Common Stock                            10%
o  EQ/AllianceBernstein Intermediate Government Securities       0%
o  EQ/AllianceBernstein International                            0%
o  EQ/AllianceBernstein Large Cap Growth                         0%
o  EQ/AllianceBernstein Quality Bond                             0%
o  EQ/AllianceBernstein Small Cap Growth                        10%
o  EQ/AllianceBernstein Value                                    0%
o  EQ/Ariel Appreciation II                                      0%
o  EQ/AXA Rosenberg Value Long/Short Equity                      0%
o  EQ/Blackrock Basic Value Equity                              10%
o  EQ/Blackrock International Value                              0%
o  EQ/Boston Advisors Equity Income                              0%
o  EQ/Calvert Socially Responsible                               0%
o  EQ/Capital Guardian Growth                                    0%
o  EQ/Caywood-Scholl High Yield Bond                             0%
o  EQ/Davis New York Venture                                     0%
o  EQ/Equity 500 Index                                           0%
o  EQ/Evergreen International Bond                              10%
o  EQ/Evergreen Omega                                            0%
o  EQ/FI Mid-Cap                                                 0%
o  EQ/Franklin Income                                            0%
o  EQ/Franklin Small Cap Value                                  10%
o  EQ/Franklin Templeton Founding Strategy                       0%
o  EQ/GAMCO Mergers and Acquisitions                             0%
o  EQ/GAMCO Small Company Value                                  0%
o  EQ/International Growth Fund                                 10%
o  EQ/JPMorgan Core Bond                                         0%
o  EQ/JPMorgan Value Opportunities                               0%
o  EQ/Legg Mason Value Equity                                    0%
o  EQ/Long Term Bond                                             0%
o  EQ/Lord Abbett Growth and Income                              0%
o  EQ/Lord Abbett Large Cap Core                                 0%
o  EQ/Lord Abbett Mid Cap Value                                  0%
o  EQ/Marsico Focus                                              0%
o  EQ/Money Market                                               0%
o  EQ/Montag & Cadwell Growth                                    0%
o  EQ/Mutual Shares                                              0%
o  EQ/Oppenheimer Global                                         0%
o  EQ/Oppenheimer Main Street Opportunity                        0%
o  EQ/Oppenheimer Main Street Small Cap                          0%
o  EQ/PIMCO Real Return Fund                                     0%
o  EQ/Short Duration Bond                                        0%
o  EQ/Small Company Index                                        0%
o  EQ/Templeton Growth                                           0%
o  EQ/T. Rowe Price Growth Stock                                 0%
o  EQ/UBS Growth and Income                                      0%
o  EQ/Van Kampen Comstock                                        0%


                                                                     Data Page 2

   Investment Options*                                  Allocation Percentage**
   -------------------                                  -----------------------
o  EQ/Van Kampen Emerging Markets Equity                         0%
o  EQ/Van Kampen Mid Cap Growth                                  0%
o  EQ/Van Kampen Real Estate                                     0%
o  MarketPLUS International Core                                 0%
o  MarketPLUS Large Cap Core Equity                              0%
o  MarketPLUS Large Cap Growth                                   0%
o  MarketPLUS Mid Cap Value                                      0%
o  Multimanager Aggressive Equity                                0%
o  Multimanager Core Bond                                        0%
o  Multimanager Health Care                                      0%
o  Multimanager High Yield                                       0%
o  Multimanager International Equity                             0%
o  Multimanager Large Cap Core Equity                            0%
o  Multimanager Large Cap Growth                                 0%
o  Multimanager Large Cap Value                                  0%
o  Multimanager Mid Cap Growth                                   0%
o  Multimanager Mid Cap Value                                    0%
o  Multimanager Technology                                       0%
o  MarketPLUS Large Cap Growth                                   0%
o  MarketPLUS Large Cap Core Equity                              0%
o  Target 2015 Allocation                                        0%
o  Target 2025 Allocation                                        0%
o  Target 2035 Allocation                                        0%
o  Target 2045 Allocation                                       20%]
                                                                ----
                                                                Total:      100%

*Investment Options shown are the Variable Investment Options of our Separate Account [A].
**See Section 3.01


                                  Data Page 3

LIMITS ON CONTRIBUTIONS (SEE SECTION 3.02):

APPLICABLE TO IRA CERTIFICATES:

We will only accept an initial Contribution of at least [$50] in the form of a:
(i) "regular" (deductible or non-deductible) IRA Contribution, (ii) rollover Contribution, or (iii) direct custodian-to-custodian transfer from another traditional individual retirement arrangement. Additional Contributions may be made in an amount of at least [$50] in the form of "regular" Contributions. If you make additional Contributions through the Automatic Investment Program the minimum amount is [$20]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

APPLICABLE TO ROTH IRA CERTIFICATES:

We will only accept initial Contributions of at least [$50] in the form of a (i) "regular" Roth IRA Contribution or (ii) a rollover Contributions from another Roth IRA, or a (iii) conversion rollover Contribution from a traditional IRA or another eligible retirement plan, or (iv) direct custodian-to-custodian transfer from another Roth IRA. Additional Contributions may be made in an amount of at least [$50] in the form of "regular" Contributions. If you make additional Contributions through the Automatic Investment Program the minimum amount is [$20]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date Anniversary.

APPLICABLE TO NON-QUALIFIED CERTIFICATES:

Initial Contribution minimum is [$50]. Additional Contribution minimum is [$50]. If you make additional Contributions through the Automatic Investment Program the minimum amount is [$20]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date Anniversary.

APPLICABLE TO INHERITED IRA CERTIFICATES:

Minimum initial Contribution is [$5,000]. Additional Contribution minimum is [$1,000]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

We will only accept a single Contribution of a direct transfer from your interest as a beneficiary under the Deceased Owner's Original IRA. No additional regular or rollover Contributions will be accepted. Subject to our approval, you make additional direct transfer Contributions to this IRA Certificate from your interest as a beneficiary under another traditional IRA individual annuity arrangement under Section 408 of the Code of the same Deceased Owner.

APPLICABLE TO INHERITED ROTH IRA CERTIFICATES:

Minimum initial Contribution is [$5,000]. Additional Contribution minimum is [$1,000]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

We will only accept a single Contribution of a direct transfer from your interest as a beneficiary under the Deceased Owner's Original Roth IRA. No additional regular or rollover Contributions will be accepted. Subject to our approval, you make additional direct transfer Contributions to this Roth IRA Certificate from your interest as a beneficiary under another traditional Roth IRA individual annuity arrangement under Section 408 of the Code of the same Deceased Owner.


                                                                     Data Page 4

APPLICABLE TO ALL MARKETS:

We may refuse to accept any Contribution if the sum of all Contributions under all EQUI-VEST Certificates with the same Owner or Annuitant would then total more than $1,500,000 ($500,000 for Annuitants who are age 81 and older at Certificate issue). We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Certificates with the same Owner or Annuitant would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02):

Transfer requests must be in writing in a form acceptable to us and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as the internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each service. We may provide information about our rules and the use of communication services in the Certificate prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communication services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:
     (1) limit transfers among or to the Variable Investment Options to no more than once every 30 days;
     (2) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options;
     (3) reject transfer requests from a person acting on behalf of multiple Certificate Owners pursuant to a trading authorization agreement that we have accepted; and
     (4) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.

MINIMUM TRANSFER AMOUNT (SEE SECTION 4.02): [$300] or the Annuity Account Value in an Investment Option if less.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [$300] or the Annuity Account Value if less.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
[$500].

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The amount of the death benefit is equal to the greater of (i) the Annuity Account Value, or the (ii) the minimum death benefit. The minimum death benefit is the sum of all Contributions (less any applicable tax charge) adjusted for any withdrawals. Any withdrawals will reduce the minimum death benefit on a pro rata basis. Reduction of the minimum death benefit on a pro rata basis means that we calculate the percentage of your current Annuity Account Value that is being withdrawn and we reduce your current minimum death benefit by that same percentage.


The death benefit amount will be paid upon receipt of due proof of death and any required instructions for the method of payment, other payment information and the forms necessary to


                                                                     Data Page 5
effect payment. Due proof means satisfactory proof of the Annuitant's death as evidenced by a certified copy of the death certificate, and other payment information means Beneficiary entitlement, tax information required under the Code, and any other form we require. Death of the Annuitant generally terminates the Certificate. No transfers of Annuity Account Value are permitted prior to payment of the death benefit.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):

[Life with 10 Year Period Certain].

[FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS]

        ANNUITIZATION AGE        LENGTH OF PERIOD CERTAIN
        -----------------        ------------------------
        [Up to age 80                      10
        81                                  9
        82                                  8
        83                                  7
        84                                  6
        85                                  5
        86                                  4
        87                                  3
        88                                  2
        89                                  1
        90 through 95                       0

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED FOR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

[6%] per year

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

[$2,000], as well as a minimum of $20 for an initial annuity payment.


                                                                     Data Page 6

WITHDRAWAL CHARGE (SEE SECTION 8.01):

The withdrawal charge equals a percentage of the Contributions withdrawn. For purposes of calculating the withdrawal charge, we treat each Contribution as being received in "Contract Year 1". The percentage that applies depends on how long each Contribution has been invested in the Certificate. We determine the withdrawal charge separately for each Contribution according to the following:

            ----------------------------------------------------------
            Contract Year            Percentage of Contribution
            ----------------------------------------------------------
            1                        [7%
            ----------------------------------------------------------
            2                        6%
            ----------------------------------------------------------
            3                        5%
            ----------------------------------------------------------
            4                        4%
            ----------------------------------------------------------
            5                        3%
            ----------------------------------------------------------
            6                        2%
            ----------------------------------------------------------
            7                        1%
            ----------------------------------------------------------
            8+                       0%]
            ----------------------------------------------------------
The amount of the withdrawal and the withdrawal charge amount are withdrawn on a pro-rata basis from the Variable Investment Options.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01):

[10%] of Annuity Account Value as of the Transaction Date minus any prior withdrawals made during that Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE (SEE SECTION 8.01):

[1. the Annuitant dies and a death benefit is paid; or
2. the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity; or
3. we reserve the right to reduce or waive the withdrawal charge if the Annuity Account Value is transferred to another annuity with AXA Equitable; or
4. If you use our automatic withdrawal option to make a withdrawal to satisfy minimum distribution requirements.

ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE (SEE
SECTION 8.02):

ADMINISTRATIVE CHARGE

(a) The Administrative Charge is [$50] per Contract Year; however, no Charge will apply if the Annuity Account Value is [$100,000] or more. Additionally, we will waive the annual Administrative Charge when the combined Annuity Account Value of individually owned EQUI-VEST Certificates owned by the same person exceeds $100,000.

The Administrative Charge will be deducted on a pro-rata basis from the Variable Investment Options on the last business day of each Contract Year. Also, the charge will be prorated for the Contract Year or portion thereof in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.


                                                                     Data Page 7

THIRD PARTY TRANSFER CHARGE

(b) We will deduct a $25 charge per occurrence for a direct transfer to a third party of amounts under your Certificate or an exchange for another Certificate of another carrier on a pro-rata basis from the Variable Investment Options.

We may raise the transfer charge up to a maximum of $65 for each direct transfer to a third party of amounts under your Certificate or for an exchange of another carrier's Certificate.

APPLICABLE TAX CHARGES

(c) We reserve the right to deduct from the amount applied to provide an Annuity Benefit a charge that we determine which is designed to approximate certain taxes that may be imposed on us, including but not limited to premium taxes which may apply in your state. If the tax to which this charge relates is imposed on us at a time other than when amounts are applied to an Annuity Benefit, we reserve the right to deduct this charge for taxes from Contributions in the section of the Certificate titled "Contributions and Allocations" or "Withdrawals and Termination" in Part V, as applicable. The balance will be used to purchase the Annuity Benefit on the basis of either (i) the Tables of Guaranteed Annuity Payments or (ii) our then current individual annuity rates, whichever rates would provide a larger benefit with respect to the payee.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Currently, the number of free transfers is unlimited. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] OR [2% of each transaction amount]} at the time each transfer is processed. The Charge is deducted from the Variable Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):

[1.10%]. This daily asset charge is for financial accounting and for death benefits, mortality risk, expenses, and expense risk that we assume.


                                                                     Data Page 8